UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004


                        AMERICAN SOUTHWEST HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                       0-27947                  86-0800964
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

4225 N. Brown Ave., Scottsdale, Arizona                            85251
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (480) 946-4006

--------------------------------------------------------------------------------

ITEM 2.01 COMPLETION OF ACQUISITION

     On December 15, 2004 American Southwest Holdings, Inc. (the "Company") completed its acquisition of Metal Sands Limited, an Australian mining company, which has 27 exploration licenses or license applications on properties throughout the Scott Coastal Plain region of Western Australia ("Metal Sands"). In July 2004 the shareholders of Metal Sands and the required Australian government agency approved the Company's proposed acquisition of Metal Sands. The Company issued 33,200,000 restricted shares of the Company's common stock to the Metal Sands shareholders.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     The following sets forth the financial information required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K relating to the acquisition of Metal Sands Limited.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Metal Sands Limited (an Exploration Stage Company)

We have audited the accompanying balance sheets of Metal Sands Limited (an Exploration Stage Company) as of June 30, 2004 and 2003 and the related statements of operations and comprehensive loss, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metal Sands Limited at June 30, 2004 and 2003, and the results of its operations, changes in stockholders' equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

INHERENT RISK REGARDING GOING CONCERN

Without qualification to the opinion expressed above, attention is drawn to the following matter: Note 2 states "The ability of the Company to obtain financing and adequately manage its expenses, and thus maintain solvency, is dependent on equity market conditions, the ability to find a joint venture partner, the market for precious metals, and the willingness of other parties to lend the Company money. While the Company has been successful at certain of these efforts in the past, there can be no assurance that current efforts will be successful. These financial statements do not reflect the outcome of these uncertainties."

If the company is unable to continue as a going concern, it may be required to realize its assets and extinguish its liabilities other than in the normal course of business and at amounts different from those stated in the financial report.

/s/ BDO Chartered Accountants

BDO Chartered Accountants

Perth, Australia
30 March 2005

                               METAL SANDS LIMITED
                         (An Exploration Stage Company)
                                 Balance Sheets

                                                                 June 30,
                                                         ----------------------
                                                            2004         2003
                                                         ---------    ---------
ASSETS
   Cash  & cash equivalents (Note 1)                     $   9,653    $     293
   Receivables                                               2,043        5,077
                                                         ---------    ---------
        Total current assets                                11,696        5,370

   Property and equipment, net                               1,733        1,133
                                                         ---------    ---------
        Total assets                                     $  13,429    $   6,503
                                                         =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Accounts payable                                      $  24,780    $  32,714
   Line of credit (Note 5)                                  65,582           --
   Other provisions                                            168          366
   Amount owing to related party (Note 7c)                  16,259       15,713
                                                         ---------    ---------
        Total current liabilities                          106,789       48,793
                                                         ---------    ---------

   Common stock                                            758,004      676,893
   Deficits accumulated since inception                   (836,311)    (707,795)
   Foreign currency translation adjustment (Note 1)        (15,053)     (11,388)
                                                         ---------    ---------
        Total shareholders' equity                         (93,360)     (42,290)
                                                         ---------    ---------
        Total liabilities and shareholders' equity       $  13,429    $   6,503
                                                         =========    =========


               The accompanying notes are an integral part of the
                              financial statements.

                               METAL SANDS LIMITED
                         (An Exploration Stage Company)
                 Statements of Operations and Comprehensive Loss

                                          For the year ended June 30,       Cumulative
                                          ---------------------------    since inception,
                                              2004            2003           9/8/2000
                                          ------------   ------------    ----------------
Other general & administrative costs      $     95,529   $    131,117    $        303,003
Deferred offering costs written off                 --         59,138              59,138
Stock compensation issued                           --             --             372,192
Exploration expenses                            32,987         35,269             101,978
                                          ------------   ------------    ----------------

General & administrative costs                 128,516        225,524             836,311
                                          ------------   ------------    ----------------

Net loss                                  $   (128,516)  $   (225,524)   $       (836,311)

Foreign currency translation adjustment         (3,665)        12,395             (15,053)
                                          ------------   ------------    ----------------

Comprehensive loss                        $   (132,181)  $   (213,129)   $       (851,364)
                                          ============   ============    ================


Net loss per share - basic & diluted      $      (0.01)  $      (0.02)
                                          ============   ============


Weighted average shares outstanding         12,781,250     12,000,000
                                          ============   ============

               The accompanying notes are an integral part of the
                              financial statements.

                               METAL SANDS LIMITED
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
            From inception, September 8, 2000, through June 30, 2004

                                                                            Deficit
                                                                          accumulated     Accumulated
                                                                            during           other          Total
                                               Ordinary                   development    comprehensive   stockholders'
                                                Shares      Amount           stage       income (loss)     equity
                                             -------------------------------------------------------------------------
Balance, September 30, 2000                          --    $        --    $        --    $         --    $          --

Shares issued for cash                            1,001            511             --              --              511
                                             -------------------------------------------------------------------------

Balance at June 30, 2001                          1,001            511             --              --              511

Issue of promoter shares
  - cash                                         69,984          3,945             --              --            3,945
  - services                                  6,929,016        390,588             --              --          390,588
Fully paid share cancelled                           (1)            (1)            --              --               (1)
Issue of shares and options for cash          4,500,000        253,665             --              --          253,665
Issue of shares and options for
  repayment of debt                             500,000         28,185             --              --           28,185
Currency translation                                 --             --             --         (23,783)         (23,783)
Net loss for the year ended June 30, 2002            --             --       (482,271)             --         (482,271)
                                             -------------------------------------------------------------------------

Balance at June 30, 2002                     12,000,000        676,893       (482,271)        (23,783)         170,839

Currency translation                                 --             --             --          12,395           12,395
Net loss for the year ended June 30, 2003            --             --       (225,524)             --         (225,524)
                                             -------------------------------------------------------------------------

Balance at June 30, 2003                     12,000,000        676,893       (707,795)        (11,388)         (42,290)

Issue of shares and options for cash          1,125,000         72,482             --              --           72,482
Issue of shares and options for
  repayment of debt                             125,000          8,629             --              --            8,629
Currency translation                                 --             --             --          (3,665)          (3,665)
Net loss for the year ended June 30, 2004            --             --       (128,516)             --         (128,516)
                                             -------------------------------------------------------------------------

Balance at June 30, 2004                     13,250,000    $   758,004    $  (836,311)   $    (15,053)   $     (93,360)
                                             =========================================================================


               The accompanying notes are an integral part of the
                              financial statements.

                               METAL SANDS LIMITED
                          An Exploration Stage Company
                            Statements of Cash Flows

                                                   For the year ended June 30,       Cumulative
                                                   ---------------------------    since inception,
                                                       2004            2003           9/8/2000
                                                   ------------   ------------    ----------------
Cash flows from operating activities:
   Reconciliation of net loss to net cash
     used by operating activities:
     Net loss:                                     $   (128,516)  $   (225,524)   $       (836,311)

   Adjustments to reconcile net loss to net cash
   used by operating activities:
     Depreciation                                           573            429               1,169
     Deferred offering costs written off                     --         59,138              59,138
     Stock issued in exchange for services                   --             --             372,192

   Changes in Operating Assets and Liabilities:
     Accounts receivable                                  3,034          2,163              (2,043)
     Accounts payable                                       695         13,032              61,594
     Other provisions                                      (198)        (1,642)                168
                                                   ------------   ------------    ----------------
   Net cash used by operating activities               (124,412)      (152,404)           (344,093)
                                                   ------------   ------------    ----------------
Cash flows from investing activities:
   Purchase of property and equipment                    (1,173)          (655)             (2,902)
                                                   ------------   ------------    ----------------
      Net cash used in investing activities              (1,173)          (655)             (2,902)
                                                   ------------   ------------    ----------------
Cash flows from financing activities:
   Proceeds from issue of shares                         72,482             --             348,998
   Proceeds from borrowings                              65,582             --              65,582
   Proceeds from borrowings, related parties                546          2,436              16,259
   Deferred offering costs                                   --        (22,363)            (59,138)
                                                   ------------   ------------    ----------------
      Net cash provided by financing activities         138,610        (19,927)            371,701
                                                   ------------   ------------    ----------------
Effect of exchange rate on cash                          (3,665)        12,395             (15,053)
                                                   ------------   ------------    ----------------

Net increase (decrease) in cash                           9,360       (160,591)              9,653
Cash and cash equivalents at beginning of period            293        160,884                  --
                                                   ------------   ------------    ----------------
Cash and cash equivalents at end of period         $      9,653   $        293    $          9,653
                                                   ============   ============    ================

               The accompanying notes are an integral part of the
                              financial statements.

                               METAL SANDS LIMITED
                         (An exploration stage company)
                        Notes to the Financial Statements
                             June 30, 2004 and 2003


1.   OVERVIEW OF OPERATIONS

Metal Sands Limited is a mineral sands development company incorporated in Australia, with mineral sands tenements held in South West of Western Australia.

The Company was incorporated in Australia on 8 September, 2000, as Rainbow Nominees Pty Ltd. The Company changed its name to Metal Sands Pty Limited on 28 May, 2001, and to Metal Sands Pty Ltd on 12 May 2002. On 21 June 2002 the Company converted to a public liability company, Metal Sands Limited. Although the Company has identified a substantial resource base, further exploration and resource modeling is required to optimize high grade ore reserves, and hence determine the existence of a commercially minable deposit.

Since incorporation to the date of this report the company has acted solely to acquire, or apply for and be granted, mineral tenements in the South West of Western Australia and commence further exploration on those tenements. Funds have been raised to date by private placement to shareholders.

At March 31, 2004, the company held an 80% interest in four granted exploration licenses, ten exploration license applications and 11 prospecting license applications. All interests are contained within the South West of Western Australia, the project areas being referred to as Governor Broome, Rover Range, Bullant Witchcliffe, Jangardup, Witchcliffe South, Governor Broome and Governor Broome North, Dennis Road, Cooljarloo, Encabba, Bullsbrook and Regans Ford. All projects except Rover Range are the subject of licenses or applications for licenses in the name of the Metal Sands, Limited. with consulting third parties having a 20% free carry to bankable feasibility. The Rover Range project was the subject of an agreement to purchase from an unrelated party, which was settled by agreement in 2003.

The underlying value of the Company's mineral properties and related deferred exploration and development expenditures is dependent on the existence and economic recovery of ore reserves, confirmation of the Company's interest in the underlying mineral claims, the ability to obtain necessary financing to complete the development, and future profitable production or proceeds from the disposition thereof.

(a)  GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America.

(b)  CASH AND CASH EQUIVALENTS

     For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                               METAL SANDS LIMITED
                         (An exploration stage company)
                  Notes to the Financial Statements (continued)
                             June 30, 2004 and 2003


(c)  PROPERTY AND EQUIPMENT

     Property and equipment are stated at the lower of cost or net realizable value. Depreciation is provided by the straight-line method over the estimated service lives of the respective assets, which range from 5 to 15 years.

(d)  MINERAL PROPERTIES

     In accordance with U.S. GAAP, exploration, mineral property evaluation, holding costs, option payments and related acquisition costs for mineral properties acquired under an option agreement are expensed as incurred. When proven and probable reserves are determined for a property and a bankable feasibility study is completed, then subsequent exploration and development costs on the property would be capitalized. Total capitalized cost of such properties is measured for recoverability of carrying value under SFAS No. 144.

(e)  VALUATION OF LONG-LIVED ASSETS

     In accordance with SFAS No. 144, long-lived assets such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying value of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

(f)  FOREIGN CURRENCY TRANSLATION

     The Company has adopted the Australian dollar as its reporting currency for its financial statements as the Australian dollar is the primary economic environment in which the Company conducts its business and is considered the appropriate functional currency for the company's operations. There have been no material foreign currency transactions or balances. As for this statement, all assets and liability figures have been converted to United States Currency with the exchange rate as of the end of the period. All equity figures are converted based on the historical conversion rates for the balance sheet date first report. All Statement of Operations figures have been converted using the average exchange rate for the period.

                               METAL SANDS LIMITED
                         (An exploration stage company)
                  Notes to the Financial Statements (continued)
                             June 30, 2004 and 2003


(g)  NET LOSS PER SHARE

     The Company computes and discloses earnings and loss per share in accordance with SFAS No 128, "Earnings Per Share", which requires dual presentation of basic earnings per share and diluted earnings per share on the face of all income statements presented for all entities with complete capital structures. Basic earnings per share is computed as net income divided by weighted average number of ordinary shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur from ordinary shares issuable through share options. Since all of the Company's share options are antidilutive for all periods presented, there is no difference between earnings per share basic and diluted earnings per share. As of June 30, 2004 and 2003, the Company had potentially dilutive securities of 8,625,000 and 8,000,000, respectively.

(h)  ENVIRONMENTAL AND RECLAMATION COSTS

     The Company currently has no active reclamation projects, but expenditures relating to on-going environmental and reclamation programs would either be expensed as incurred or capitalized and depreciated depending on the status of the related mineral property and their future economic benefits. The recording of provisions generally commences when a reasonable definitive estimate of cost and remaining project life can be determined.

(i)  ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(j)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount reported in the balance sheets for cash and cash equivalents, receivables, accounts payable and accrued expenses approximate fair value because of the immediate or short term maturity of these financial instruments.

(k)  STOCK BASED COMPENSATION

     The Company has adopted SFAS No 123, "Accounting for Stock Based Compensation" and has elected to continue to measure compensation cost for employees under Accounting Principles Board ("APD") Opinion No. 25, including interpretation provided in Interpretation ("FIN") No. 44. Generally, under APB No. 25 compensation expense is recognized for the difference between the market price of the underlying common stock and the exercise price of the stock options. Effective from the date of the modification, the Company regularly remeasures compensation expense for the

                               METAL SANDS LIMITED
                         (An exploration stage company)
                  Notes to the Financial Statements (continued)
                             June 30, 2004 and 2003


(k)  STOCK BASED COMPENSATION (CONTINUED)

     options where there has been a substantive change or modification to such options.

     SFAS No 123 requires the Company to provide pro-forma information regarding net income as if compensation cost for the stock options granted to the Company's employees has been determined in accordance with the fair value based method prescribed in SFAS No. 123. The value of stock options granted to non-employees is recognized in these financial statements as compensation expense under SFAS No 123 using the Black-Scholes option pricing model.

     The Company does not plan to adopt the fair value method of accounting for stock-based compensation awarded to employees. Consequently, related pro-forma information as required by SFAS No 123 (see Note 9 for further information) has been disclosed in accordance with SFAS no 148 as follows:

                                                    Year ended       Year ended
                                                      6/30/04         6/30/03
                                                    ----------       ----------
     Net Loss as reported                             (128,516)        (225,524)

     Add:  Stock-based Compensation expense
           included in reported net loss

     Deduct:  Total stock-based compensation
              expense determined under fair-value
              based method for all rewards                  (0)          (5,461)
                                                    ----------       ----------

     Pro-Forma Net Loss                               (128,516)        (230,985)

     Loss per Share:

     Basic and Diluted - as reported                      0.01             0.02

     Basic and Diluted - pro-forma                        0.01             0.02


(l)  STATEMENTS OF CASH FLOWS

     During the years ended June 30, 2004 and 2003, and for the cumulative period from the Company's inception on September 8, 2000 through June 30, 2004, the Company paid no income taxes. During these periods, the Company neither received nor paid any interest.

     DISCLOSURE OF NON-CASH ACTIVITIES

     The Company recognized operating, investing and financing activities that affected assets, liabilities, and equity, but did not result in cash receipts or payments. These non-cash activities are as follows:

                               METAL SANDS LIMITED
                         (An exploration stage company)
                  Notes to the Financial Statements (continued)
                             June 30, 2004 and 2003


(l)  STATEMENTS OF CASH FLOWS (CONTINUED)

     During the year ended June 30, 2004, the Company issued 125,000 shares of its Common Stock in exchange for the cancellation of trade debt in the amount of $8,629.

     During the cumulative period from the Company's inception on September 8, 2000 through June 30, 2004, the Company issued 125,000 shares of its Common Stock in exchange for the cancellation of trade debt in the amount of $8,629, 6,929,016 shares of its Common Stock in exchange for services related to mineral area project consideration in the amount of $372,192, and 500,000 shares of its Common Stock in exchange for the cancellation of debt from a director and director related entity in the amount of $28,185.

(m)  THE EFFECT OF RECENT ACCOUNTING STANDARDS

     Below is a listing of the most recent United States of America accounting standards and their affect on the Company.

     SFAS 146 - Accounting for Costs Associated with Exit or Disposal Activities

     This statement requires companies to recognize costs associated with exit or disposal activities, other than SFAS 143 costs, when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of these costs are lease termination costs, employee severance costs associated with restructuring, discontinued operation, plant closing or other exit or disposal activity. This statement is effective after December 15, 2002.

     SFAS 147 - Acquisition of Certain Financial Institutions - an amendment of FASB Statement No 72 and 144 and FASB Interpretation No. 9.

     This statement makes the acquisition of financial institutions come under the statements of 141 and 142 instead of statement 72, 144 and FASB Interpretation No. 9. This statement is applicable for acquisition on or after October 1, 2002.

     SFAS 148 - Accounting for Stock-Based Compensation - Transition and Disclosure

     Amends FASB 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock based employee compensation.

     SFAS 149 - Amendment of Statement 133 on Derivative Instruments and Hedging Activities

     This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FSAB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities.

                               METAL SANDS LIMITED
                         (An exploration stage company)
                  Notes to the Financial Statements (continued)
                             June 30, 2004 and 2003


(m)  THE EFFECT OF RECENT ACCOUNTING STANDARDS (CONTINUED)

     SFAS 150 - Financial Instruments with Characteristics of both Liabilities & Equity

     This statement requires that such instruments be classified as liabilities in the balance sheet. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.

     Interpretation No. 46 (FIN 46)

     Effective January 31, 2003, The Financial Accounting Standards Board requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the entity investors in the entity do not have the characteristics of a continuing financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support form other parties. The Company has not invested in any such entities and does not expect to do so in the foreseeable future.

     The adoption of these new Statements is not expected to have a material effect on the Company's current financial position, results or operations or cash flows.

     SFAS 153 - Exchanges of Nonmonetary Assets

     This statement amends the guidance in APB No. 29, "Accounting for Nonmonetary Assets." APB No.29 was based on the principle that exchanges of nonmonetary assets should be measured on the fair value of the assets exchanged. SFAS 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 151 is effective for financial statements issued for fiscal years beginning after June 15, 2005. Management has not yet determined the effects of adopting this statement on the Company's financial position or results of operations.

     SFAS 123(R) - Accounting for Stock-Based Compensation

     This statement established standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services and focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. It does not change the accounting guidance for share-based payment transactions with parties other than employees. For public entities that do not file as small business issuers, the revisions to SFAS 123 are effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. For public entities that file as small business issuers, the revisions to SFAS 123(R) are effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. For

                               METAL SANDS LIMITED
                         (An exploration stage company)
                  Notes to the Financial Statements (continued)
                             June 30, 2004 and 2003


(m)  THE EFFECT OF RECENT ACCOUNTING STANDARDS (CONTINUED)

     non-public entities, the revisions to SFAS 123 are effective as of the beginning of the first annual reporting period that begins after December 15, 2005. Management has not yet determined the effects of adopting this statement on the Company's financial position or results of operations.

2.   FINANCIAL CONDITION AND ABILITY TO CONTINUE AS A GOING CONCERN

The Company has had no revenues from operations since inception and has a deficit from expenditures since inception to June 30, 2004 in the amount of $836,311. The Company has relied to date, and will continue to rely on its ability to raise equity to fund working capital requirements and fund exploration expenditures. Management will continue to control expenditures in line with its ability to raise equity working capital.

The ability of the Company to obtain financing and adequately manage its expenses, and thus maintain solvency, is dependent on equity market conditions, the ability to find a joint venture partner, the market for precious metals, and the willingness of other parties to lend the Company money. While the Company has been successful at certain of these efforts in the past, there can be no assurance that current efforts will be successful. These financial statements do not reflect the outcome of these uncertainties.

3.   PLANT & EQUIPMENT

Property and equipment consists of:

                                                6/30/04     6/30/03
                                                -------     -------

     Sundry equipment                             2,225       1,213
     Furniture & fittings                           677         516
                                                -------     -------

     Property & equipment                         2,902       1,729
     Less:  Accumulated depreciation              1,169         596
                                                -------     -------

     Property & Equipment, net                    1,733       1,133
                                                =======     =======

4.   PROVISIONS

                                                6/30/04     6/30/03
                                                -------     -------

     Provision for holiday pay entitlement          168         365

                               METAL SANDS LIMITED
                         (An exploration stage company)
                  Notes to the Financial Statements (continued)
                             June 30, 2004 and 2003


5.   LINE OF CREDIT

During the year ended June 30, 2004, the Company entered into a non-interest bearing line of credit agreement with American Southwest Holdings, Inc. ("ASW"). At June 30, 2004, the available line of credit was $68,980, of which the Company had borrowed $65,582. See Subsequent Events, Note 11.

6.   INCOME TAXES

The future tax assets arise principally from net operating loss carry forward and exploration expenditure incurred and deductible for income tax purposes at an Australian tax rate of 30%. As management of the Company does not currently believe that it is more likely than not that the Company will receive the benefit of this asset, a valuation allowance equal to the future tax has been established at each of the periods end.

                                                6/30/04     6/30/03
                                                -------     -------

     Loss for tax purposes                      148,575     105,961

As of June 30, 2004, the Company had net operating loss carry forwards available to reduce taxable income in future years in accordance with Australian income tax legislation amounting to $495,257. In accordance with Australian tax legislation, no expiration date attaches to carry forward losses, but the benefit of such issues will be obtained if:

(a) future assessable income is derived of a nature and of an amount sufficient to enable the benefits from the deduction for the losses to be realized.
(b) The conditions for deductibility imposed by tax legislation continue to be complied with
(c) No changes in tax legislation or future transactions adversely affect the company realizing the benefit from the deductions or losses.

Major items causing the Corporations tax rate to differ from the statutory rate are as follows:

                                                6/30/04     6/30/03
                                                -------     -------

     Income tax benefit at statutory rate        39,185      73,308

     Less:  Non deductible items:
              - sundry                             (268)     (5,162)

     Less change in valuation allowance         (38,917)    (68,146)
                                                -------     -------

           Income tax expense                       Nil         Nil
                                                =======     =======

                               METAL SANDS LIMITED
                         (An exploration stage company)
                  Notes to the Financial Statements (continued)
                             June 30, 2004 and 2003


7.   COMMITMENT FOR EXPENDITURE AND CONTINGENT LIABILITIES

(a)  EXPLORATION

     In order to maintain rights of tenure to mineral tenements the Company if required to pay holding costs and perform minimum exploration work to meet the minimum expenditure requirements specified by the WA Department of Industry and Resources. These obligations are subject to renegotiation and are not provided for in the financial report.

     The total obligations assuming all applications are approved and no ground is relinquished:

          Not later than one year                                $  308,064
          Later than one year but not later than two years       $  320,549
          Later than two years but not later than five years     $1,010,071

(b)  PURCHASE OF INTEREST IN TENEMENT

     In addition, royalty payments may be payable if certain conditions are met in the future. At this time, these payments are uncertain and cannot be measured reliably.

(c)  NATIVE TITLE

     The Company's mining tenements may be subject to native title applications in the future. At this stage it is not possible to quantify the impact (if any) that native title may have on the operations of the Company.

(d)  OPERATING LEASE

     The Company entered into a license agreement for the use of office premises in 2002. Under the terms of a deed of surrender dated December 2003, the lease was terminated with no financial liability to the Company.

8.   RELATED PARTY TRANSACTIONS

(a)  DIRECTORS

     The following persons were directors of Metal Sands Ltd during the period July 1, 2003 to June 30, 2004.

     A C Griffin
     A R Tough (appointed 7/22/02)
     N B McMahon
     L R Townley

                               METAL SANDS LIMITED
                         (An exploration stage company)
                  Notes to the Financial Statements (continued)
                             June 30, 2004 and 2003


8.   RELATED PARTY TRANSACTIONS (CONTINUED)

(b)  INTERESTS IN SHARE CAPITAL OF THE COMPANY

                              06/30/04                  06/30/03                   06/30/02
                       ----------------------    ----------------------    ----------------------
                       Ordinary                  Ordinary                   Ordinary
                        Shares       Options      Shares       Options       Shares      Options
                       ---------    ---------    ---------    ---------    ---------    ---------
     A C Griffin       2,867,015      250,000    3,497,015      250,000    4,500,050    3,250,000
     A R Tough           500,000                   500.000                   500,000
     N B McMahon       1,200,900    2,500,000    1,200,900    2,500,000    1,200,900    2,500,000
     L R Townley         500,000                   500,000                   500,000

(c)  TRANSACTIONS WITH DIRECTORS OR DIRECTOR RELATED ENTITIES

     The following transactions between the Company and Directors or Director related entities occurred during the year ended June 30, 2004.

          Preston Resources Ltd, a company in which Mr. A C Griffin was a former director, reimbursed Metal Sands Limited an amount of $6,184 during the period for the provision of office space. Normal commercial terms and conditions applied to this reimbursement.

          The Company intends to enter into a lease agreement for the use of office premises with Cazaly Resources Ltd which Mr. N B McMahon is a director. An amount of $3,449 has been accrued in the accounts for office premises for the period of occupation to June 30, 2004.

     The following transactions between the Company and Directors or Director related entities occurred during the year ended June 30, 2002.

          Mr. A C Griffin and Mercator Metals Pty Ltd, a company in which Mr. Griffin has a beneficial interest, provided unsecured interest free loans amounting to $28,185. The Company satisfied this loan by the issue of 500,000 ordinary fully paid shares and 250,000 options with an exercise price of $0.28 per share (adjusted for exchange rate changes), which originally expired December 31, 2003. The expiration date was later extended to December 31, 2004.

          Mr. N B McMahon has provided an unsecured interest free loan of $16,259 to the Company which remains unpaid.

(d)  SHARE AND OPTION ISSUES TO DIRECTORS/DIRECTOR RELATED ENTITIES

     Since incorporation on September 8, 2000, the following share/option issues to directors and/or director related entities have taken place.

                               METAL SANDS LIMITED
                         (An exploration stage company)
                  Notes to the Financial Statements (continued)
                             June 30, 2004 and 2003


8.   RELATED PARTY TRANSACTIONS (CONTINUED)

          On incorporation Mr. A C Griffin, Ms M Griffin (a person related to Mr. A C Griffin) and Mr. N B McMahon took up 50, 50 and 100 shares respectively at $0.51 each paid in cash.

In January 2002, Mr. A C Griffin received 4,000,000 shares, Mr. N B McMahon 1,200,000 shares and Mr. G R Powell 300,000 shares and Mr. L R Townley 500,000 shares for bringing a portfolio of exploration areas and licenses for mineral sands in the Southwest of Western Australia ("the project"), to the Company.

For US GAAP purposes, these shares were issued as .056 cent shares fully paid, to be paid in cash at $0.001 each and the balance as consideration paid to promoters for bringing the project to the Company. At the same time Mr. A C Griffin received 3,000,000 options and Mr. N B McMahon 2,500,000 options, being convertible to ordinary shares at an exercise price of 28 cents, with an original expiration date of December 31, 2003. The expiration date was later extended to December 31, 2004.

9.   ISSUED OPTIONS

The Company does not operate an options purchase plan for officers, directors and employees of the Company. The following is a summary of stock option issues since incorporation

February 2002, 5,500,000 options issued to two persons (also directors) as part consideration for the bringing of the project to the Company. From March to June 2002, shares were issued to subscribers with one attached option for each two shares issued. In this period 5 million shares were issued, with 2,500,000 attached options. In the period July 1, 2003 to March 31, 2004, 1,250,000 shares were issued, with one option attached for each two shares issued, totaling 625,000 options.

The following 8,625,000 options have been issued with an exercise price of $0.28 cents and an expiration date of December 31, 2004.

                                                               Weighted Average
                                                   Options      Exercise Price
                                                  ---------    -----------------

     Employee Options outstanding at 6/30/2001           --       $--
        Granted                                   8,000,000        28 cents
     Employee Options outstanding at 6/30/2002    8,000,000        28 cents
        Granted                                          --
     Employee Options outstanding at 6/30/2003    8,000,000        28 cents
        Granted                                     625,000        28 cents
     Employee Options outstanding at 6/30/2004    8,625,000        28 cents

Information relating to stock options at June 30, 2004 summarized by exercise price is as follows:

                               METAL SANDS LIMITED
                         (An exploration stage company)
                  Notes to the Financial Statements (continued)
                             June 30, 2004 and 2003


9.   ISSUED OPTIONS (CONTINUED)

                                          Outstanding                             Exercisable
                            --------------------------------------------  ---------------------------
                                          Remaining     Weighted Average             Weighted Average
Exercise Price Per Share      Shares   Life (In Years)   Exercise Price     Shares    Exercise Price
------------------------    ---------  ---------------  ----------------  ---------  ----------------
28 cents                    8,625,000        0.5                28 cents  8,625,000          28 cents
------------------------    ---------                   ----------------  ---------  ----------------
28 cents                    8,625,000                           28 cents  8,625,000          28 cents
========================    =========                   ================  =========  ================

During the year ended December 31, 2003, options previously held by Mr. Griffin were sold to an unrelated party. Exercise prices reflected above have been adjusted for changes in exchange rates.

The Company will account for any stock-based compensation granted to employees by applying APB Opinion No. 25. Accounting for Stock Issued to Employees and related Interpretations. Under APB Opinion No. 25 where the exercise price of the Company's employee's stock options approximates the market price of the underlying stock at the date of grant, no compensation cost will be recognized.

SFAS Statement No. 123 Accounting for Stock-Based Compensation ("SFAS 123") requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's Stock option plans had been determined in accordance with the fair value based method prescribed in SFAS 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2002 and 2004: no dividend yield and expected option life to expire December 31, 2003 and 2004, respectively, standard deviation AGSM0 of 16.5%; and risk-free interest rates of 4.98% compounded annually.

The fair value of options issued during 2002 and 2004 granted to employees was $3,846 and $0, respectively. This amount would be recognized over the existing period.

At a meeting of the Company on December 16, 2003, the Company resolved to extend the exercise date of all options from December 31, 2003 to December 31, 2004. Using the above parameters, the fair value of options owned by employees (2,500,000) attached to the extension of exercise date is $0.

                               METAL SANDS LIMITED
                         (An exploration stage company)
                  Notes to the Financial Statements (continued)
                             June 30, 2004 and 2003


10.  SUBSEQUENT EVENT TO REPORTING PERIOD

The following transactions have taken place since the end of the accounting period.

OFFICE EQUIPMENT RENTAL AGREEMENT

Under the terms of this agreement, which has an effective date of January 1, 2004, Metal Sands rents office equipment including furniture and business machines, from Elsinor Nominees Pty Ltd for $504 per month plus GST. The term of the agreement is 36 months with an option to purchase the equipment after 36 installments. Since execution, Metal Sands has paid all arrears in accordance with the terms of the agreement. The total obligation under this rental agreement is $15,107.

OFFICE LEASE AGREEMENT

In September 2004, the Company entered into a License Agreement for the provision of office space. The License Agreement expires September 30, 2005, after which it can be renewed on the same terms and conditions. The total obligation under this license agreement is $14.227.

AMENDMENT TO ASW LINE OF CREDIT

In November 2004, loan funds advanced by ASW to the Company exceeded the $68,980 originally agreed upon. The limit on loan funds was amended to $689,798 and further sums amounting to approximately $206,939 were advanced to Metal Sands Limited.

AMENDMENT TO HEADS OF AGREEMENT

Following the raising of further capital, and the advance of approximately $206,939, by ASW to Metal Sands, both parties acknowledge that albeit later than the date required under the original Heads of Agreement, all conditions precedent had been met. Under these circumstances the parties agreed to proceed with the takeover of Metal Sands by ASW. Metal Sands will become a wholly owned subsidiary of ASW.

RESIDENTIAL PROPERTY LEASE

In November 2004, the Company entered into a Residential Property Lease for 4014 Brockham Highway, Karridale. The lease is for a period of 9 months with a rental value of $127.61 per week. The property will provide field accommodation and office facilities while working in the Scott Coastal Plain area, the principal focus of Metal Sands exploration activities.

                               METAL SANDS LIMITED
                         (An Exploration Stage Company)
                            Condensed Balance Sheets
                                   (unaudited)

                                                                  September 30,
                                                                      2004
                                                                  -------------
ASSETS
   Cash & cash equivalents                                        $       3,418
   Receivables                                                              363
                                                                  -------------
        Total current assets                                              3,781

   Property and equipment, net                                            1,642
                                                                  -------------
        Total assets                                              $       5,423
                                                                  =============

LIABILITIES AND SHAREHOLDERS' EQUITY
   Accounts payable                                               $      22,925
   Line of credit                                                        89,605
   Other provisions                                                         358
   Amount owing to related party                                         16,883
                                                                  -------------
        Total current liabilities                                       129,771
                                                                  -------------

   Common stock                                                         758,004
   Deficits accumulated since inception                                (872,819)
   Foreign currency translation adjustment                               (9,533)
                                                                  -------------
        Total shareholders' equity                                     (124,348)
                                                                  -------------
        Total liabilities and shareholders' equity                $       5,423
                                                                  =============


               The accompanying notes are an integral part of the
                              financial statements.

                               METAL SANDS LIMITED
                         (An Exploration Stage Company)
            Condensed Statements of Operations and Comprehensive Loss
                                   (unaudited)

                                           For the nine months ended
                                                  September 30,            Cumulative
                                          ---------------------------    since inception,
                                              2004           2003           9/8/2000
                                          ------------   ------------    ----------------

Other general & administrative costs      $     73,099   $     86,082    $        330,976
Deferred offering costs written off                 --         59,705              59,705
Stock compensation issued                           --             --             372,192
Exploration expenses                            28,791         22,060             109,946
                                          ------------   ------------    ----------------

General & administrative costs                 101,890        167,847             872,819
                                          ------------   ------------    ----------------

Net loss                                  $   (101,890)  $   (167,847)   $       (872,819)

Foreign currency translation adjustment          3,796          2,979              (9,533)
                                          ------------   ------------    ----------------

Comprehensive loss                        $    (98,094)  $   (164,868)   $       (882,352)
                                          ============   ============    ================

Net loss per share - basic & diluted      $      (0.01)  $      (0.01)
                                          ============   ============

Weighted average shares outstanding -
   basic & diluted                          13,250,000     12,111,327
                                          ============   ============


               The accompanying notes are an integral part of the
                              financial statements.

                               METAL SANDS LIMITED
                         (An Exploration Stage Company)
                            Statements of Cash Flows
                                   (unaudited)

                                                           For the nine months ended
                                                                 September 30,             Cumulative
                                                          ---------------------------    since inception,
                                                              2004            2003          9/8/2000
                                                          ------------   ------------    ----------------
Cash flows from operating activities:
   Reconciliation of net loss to net cash
      used by operating activities:
      Net loss                                            $   (101,890)  $   (167,847)   $       (872,819)

   Adjustments to reconcile net loss to net cash
      used by operating activities:
      Depreciation                                                 311            402               1,371
      Deferred offering costs written off                           --         59,705              59,705
      Shares issued in exchange for services                        --             --             372,192

   Changes in Operating Assets and Liabilities:
      Accounts receivable                                        7,705         (2,240)               (363)
      Accounts payable                                          (2,509)         9,540              59,739
      Other provisions                                             311         (2,706)                358
                                                          ------------   ------------    ----------------
   Net cash used by operating activities                       (96,072)      (103,146)           (379,817)
                                                          ------------   ------------    ----------------
Cash flows from investing activities:
   Purchase of property and equipment                             (916)          (292)             (3,013)
                                                          ------------   ------------    ----------------
      Net cash used in investing activities                       (916)          (292)             (3,013)
                                                          ------------   ------------    ----------------
Cash flows from financing activities:
   Proceeds from issue of shares                                    --         34,515             348,998
   Proceeds from borrowings                                     89,605             --              89,605
   (Decrease) increase in amount due to related parties           (770)         2,653              16,883
   Deferred offering costs                                          --         (6,053)            (59,705)
                                                          ------------   ------------    ----------------
      Net cash provided by financing activities                 88,835         31,115             395,781
                                                          ------------   ------------    ----------------
Effect of exchange rate on cash                                  3,796          2,979              (9,533)
                                                          ------------   ------------    ----------------
Net increase (decrease) in cash                                 (4,357)       (69,344)              3,418
Cash and cash equivalents at beginning of period                 7,775         75,057                  --
                                                          ------------   ------------    ----------------
Cash and cash equivalents at end of period                $      3,418   $      5,713    $          3,418
                                                          ============   ============    ================

               The accompanying notes are an integral part of the
                              financial statements.

                               METAL SANDS LIMITED
                         (An exploration stage company)
                   Notes to the Condensed Financial Statements
                           September 30, 2004 and 2003


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRESENTATION OF INTERIM INFORMATION

The condensed financial statements included herein have been prepared by Metal Sands Limited ("we", "us", "our" or "Company") without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, as permitted by the SEC, although we believe the disclosures, which are made are adequate to make the information presented not misleading. Further, the condensed financial statements reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly our financial position at September 30, 2004 and 2003, and the results of our operations and cash flows for the periods presented.

Interim results are subject to significant seasonal variations and the results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results to be expected for the full year.

NATURE OF THE CORPORATION

Metal Sands Limited is a mineral sands development company incorporated in Australia, with mineral sands tenements held in South West of Western Australia.

The Company was incorporated in Australia on 8 September, 2000, as Rainbow Nominees Pty Ltd. The Company changed its name to Metal Sands Pty Limited on 28 May, 2001, and to Metal Sands Pty Ltd on 12 May 2002. On 21 June 2002 the Company converted to a public liability company, Metal Sands Limited. Although the Company has identified a substantial resource base, further exploration and resource modeling is required to optimize high grade ore reserves, and hence determine the existence of a commercially minable deposit.

Since incorporation to the date of this report the company has acted solely to acquire, or apply for and be granted, mineral tenements in the South West of Western Australia and commence further exploration on those tenements. Funds have been raised to date by private placement to shareholders.

At March 31, 2004, the company held an 80% interest in four granted exploration licenses, ten exploration license applications and 11 prospecting license applications. All interests are contained within the South West of Western Australia, the project areas being referred to as Governor Broome, Rover Range, Bullant Witchcliffe, Jangardup, Witchcliffe South, Governor Broome and Governor Broome North, Dennis Road, Cooljarloo, Encabba, Bullsbrook and Regans Ford. All projects except Rover Range are the subject of licenses or applications for licenses in the name of the Metal Sands, Limited. with consulting third parties having a 20% free carry to bankable feasibility. The Rover Range project was the subject of an agreement to purchase from an unrelated party, which was settled by agreement in 2003.

                               METAL SANDS LIMITED
                         (An exploration stage company)
             Notes to the Condensed Financial Statements (continued)
                           September 30, 2004 and 2003


NATURE OF THE CORPORATION (CONTINUED)

The underlying value of the Company's mineral properties and related deferred exploration and development expenditures is dependent on the existence and economic recovery of ore reserves, confirmation of the Company's interest in the underlying mineral claims, the ability to obtain necessary financing to complete the development, and future profitable production or proceeds from the disposition thereof.

EARNINGS PER SHARE

Statement of Financial Accounting Standards No. 128, "Earnings per Share," ("SFAS 128") provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share.

2.   STATEMENT OF CASH FLOWS

During the nine months ended September 30, 2004 and 2003, and for the cumulative period from the Company's inception on September 8, 2000 through September 30, 2004, the Company paid no income taxes. During these periods, the Company neither received nor paid any interest.

DISCLOSURE OF NON-CASH ACTIVITIES

The Company recognized operating, investing and financing activities that affected assets, liabilities, and equity, but did not result in cash receipts or payments. These non-cash activities are as follows:

During the nine months ended September 30, 2003, the Company issued 125,000 shares of its Common Stock in exchange for the cancellation of trade debt in the amount of $8,629.

During the cumulative period from the Company's inception on September 8, 2000 through September 30, 2004, the Company issued 125,000 shares of its Common Stock in exchange for the cancellation of trade debt in the amount of $8,629, 6,929,016 shares of its Common Stock in exchange for services related to mineral area project consideration in the amount of $372,192, and 500,000 shares of its Common Stock in exchange for the cancellation of debt from a director and director related entity in the amount of $28,185.

                        AMERICAN SOUTHWEST HOLDINGS, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED OPERATING STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2003

The unaudited pro forma condensed consolidated operating statement assumes the acquisition of Metal Sands Limited on the first day of the year ended December 31, 2003, pursuant to the Heads of Agreement signed between the two parties and is based on the estimates and assumptions set forth herein and in the notes below to these statements, utilizing the historical operating statements of American Southwest Holdings, Inc. for the year ended December 31, 2003 and Metal Sands Limited for the year ended December 31, 2003. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future.

                                                   Pro-Forma Condensed Statement of Operations
                                                       For the year ended December 31, 2003
                                       --------------------------------------------------------------
                                         Historical
                                          American         Metal Sands
                                          Southwest          Limited
                                        Holdings, Inc.     (unaudited)     Adjustments      Pro-Forma
                                       --------------------------------------------------------------
Revenue                                $            --     $     5,892                     $    5,892
Cost of goods sold                                  --              --                             --
                                       --------------------------------------------------------------
Gross Profit                                        --           5,892                          5,892
                                       --------------------------------------------------------------
Expenses
   General & Administrative                    137,386         121,172                        258,558
   Depreciation                                     --             574                            574
   Exploration expenditure                          --          32,017                         32,017
   Share issue costs written off                    --          63,157                         63,157
                                       --------------------------------------------------------------
Total Expenses                                 137,386         216,920                        354,306
                                       --------------------------------------------------------------
Income (loss) before  income taxes            (137,386)       (211,028)                      (348,414)
Provision for income taxes                          --              --                             --
                                       --------------------------------------------------------------
Net (loss)                             $      (137,386)    $  (211,028)                    $ (348,414)
                                       ===============================                     ==========

Basic and diluted
Earnings (loss) per share                            a               a                              a

Weighted average shares outstanding         23,513,950                                     56,513,950

-------------
a = less than $.01 per share

                        AMERICAN SOUTHWEST HOLDINGS, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED OPERATING STATEMENT
                      NINE MONTHS ENDED SEPTEMBER 30, 2004

The unaudited pro forma condensed consolidated operating statement assumes the acquisition of Metal Sands Limited occurred on the first day of the nine month period ended September 30, 2004, pursuant to the Heads of Agreement and is based on the estimates and assumptions set forth herein and in the notes below to these statements, utilizing the historical unaudited operating statements of American Southwest Holdings, Inc, and Metal Sands, Limited, for the 9 month period ending September 30, 2004. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future.

                                                 Pro-Forma Condensed Statement of Operations
                                                 For the nine months ended September 30, 2004
                                       --------------------------------------------------------------
                                         Historical
                                          American
                                          Southwest        Metal Sands
                                        Holdings, Inc.       Limited
                                         (unaudited)       (unaudited)     Adjustments      Pro-Forma
                                       --------------------------------------------------------------
Revenue                                $            --     $        --                     $       --
Cost of goods sold                                  --              --                             --
                                       --------------------------------------------------------------
Gross Profit                                        --              --                             --
                                       --------------------------------------------------------------
Expenses
   General & Administrative                    145,476          72,733                        218,209
   Depreciation                                     --             366                            366
   Exploration expenditure                          --          28,791                         28,791
   Share issue costs written off                    --              --                             --
                                       --------------------------------------------------------------
Total Expenses                                 145,476         101,890                        247,366
                                       --------------------------------------------------------------
Income (loss) before  income taxes            (145,476)       (101,890)                      (247,366)
Provision for income taxes                          --              --                             --
                                       --------------------------------------------------------------
Net (loss)                             $      (145,476)    $  (101,890)                    $(247,366)
                                       ===============================                     ==========
Basic and diluted
Earnings (loss) per share                            a               a                              a

Weighted average shares outstanding         23,513,950                                     56,713,950

-------------
a = less than $.01 per share

                        AMERICAN SOUTHWEST HOLDINGS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2004

The unaudited pro forma condensed consolidated balance sheet assumes the acquisition of Metal Sands Limited occurs on September 30, 2004, pursuant to the Heads of Agreement and is based on the estimates and assumptions set forth herein and in the notes below to these statements, utilizing the historical balance sheets of American Southwest Holdings, Inc, and Metal Sand Limited., as of September 30, 2004. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been affected on the dates indicated or of the results which may be obtained in the future.

                                                             Pro-Forma Condensed Balance Sheets
                                                                   As of September 30, 2004
                                            -----------------------------------------------------------------
                                              Historical
                                               American
                                               Southwest        Metal Sands
                                             Holdings, Inc.       Limited
                                              (unaudited)       (unaudited)     Adjustments         Pro-Forma
                                            -----------------------------------------------------------------
ASSETS
  Cash                                      $           299     $     3,418     $                  $    3,717
  Receivables                                            --             363                               363
  Advance to Metal Sands, Limited                    69,557              --         (69,557) (a)           --
                                            -----------------------------------------------------------------
     Total Current Assets                            69,856           3,781         (69,557)            4,080

  Plant Property and Equipment                           --           1,642                             1,642
  Goodwill - mineral rights                              --              --       1,452,348  (b)    1,452,348
                                            -----------------------------------------------------------------
     Total Assets                           $        69,856     $     5,423     $ 1,382,791        $1,458,070
                                            =================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable                          $       140,499     $    23,283     $                  $  163,782
  Amount owing to related party                          --          16,883                            16,883
  Due to ASW                                             --          89,605         (89,605) (a)           --
  Accounts payable - Alan Doyle                      38,020              --                            38,020
  Accounts payable - Jelk Organziation               20,000              --                            20,000
  Note payable to officer                            36,980              --                            36,980
  Note payable to Doyle Capital Limited                  --              --          20,048  (a)       20,048
                                            -----------------------------------------------------------------
         Total liabilities                          235,499         129,771         (69,557)          295,713

Stockholders' Equity (Deficit)                     (165,643)       (124,348)      1,452,348  (b)    1,162,357
                                            -----------------------------------------------------------------
Total Liabilities and Stockholders' Equity  $        69,856     $     5,423     $ 1,382,791        $1,458,070
                                            =================================================================
----------
(a) Eliminate intercompany debt/receivable
(b) Record goodwill from purchase

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto authorized.

                                         AMERICAN SOUTHWEST HOLDINGS, INC.



Date:  April 18, 2005                    By: /s/ Alan Doyle
                                             -----------------------------------
                                             Alan Doyle
                                             President (Chief Executive Officer)